    As filed with the Securities and Exchange Commission on October 17, 2003
                                                  Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              INVACARE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             Ohio                                         95-2680965
 ------------------------------              -----------------------------------
(State or Other Jurisdiction of              I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              Invacare Corporation
                                One Invacare Way
                               Elyria, Ohio 44036
          (Address of Principal Executive Offices, including Zip Code)


                   INVACARE CORPORATION 2003 PERFORMANCE PLAN
                            (Full Title of the Plan)

                                ----------------
                                                 With a copy to:
Gregory C. Thompson                              ---------------
Senior Vice President and                        Douglas A. Neary, Esq.
Chief Financial Officer                          Calfee, Halter & Griswold LLP
Invacare Corporation                             1400 McDonald Investment Center
One Invacare Way                                 800 Superior Avenue
Elyria, Ohio 44036                               Cleveland, Ohio 44114
(440) 329-6000                                   (216) 622-8200

 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

                                                                     Proposed          Proposed
                                                                      maximum          maximum
                                                    Amount           offering         aggregate         Amount of
                                                    to be             Price            offering         registration
Title of securities to be registered             registered (2)    per share (1)       Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------

Common Shares, without par value (3)               2,000,000           $39.76          $79,520,000        $6,433.17
----------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the common shares without par value of Invacare Corporation (the "Common Shares") reported on the New York Stock Exchange on October 10, 2003.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional Common Shares which may be issued or become issuable under the terms of the Invacare Corporation 2003 Performance Plan (the "Plan"), in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(3) One right for each Common Share (a "Right") will also be issued with respect to each Common Share. The terms of the Rights are described in the registrant's Registration Statement on Form 8-A, dated July 18, 1995, as the same may be amended or supplemented from time to time.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         As specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act") documents containing the information specified in
Part I of this Registration Statement will be sent or given to each person who holds outstanding options or other securities issued under the Company's employee benefit plan identified on the cover of this Registration Statement. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents of the Company previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

         2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, and June 30, 2003;

         3. The Company's Current Reports on Form 8-K filed on April 17, 2003, July 17, 2003, October 1, 2003 and October 16, 2003;

         4. The description of the Common Shares contained in the Company's Registration Statement on Form 8-A, dated October 21, 1986 (Reg. No. 0-12938) and any amendments and reports filed for the purpose of updating that description; and

         5. The description of the Rights contained in the Company's Registration Statement on Form 8-A, dated July 18, 1995, and any amendments or reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         A description of the Common Shares and the Rights to purchase Common Shares is incorporated herein by reference. See Item 3 above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13(E) provides that a corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13(E) on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1701.13(E) provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13(E) also provides the registrant may indemnify any director or officer or any former director or officer of the registrant against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Section 1701.13(E) establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13(E) is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any articles, regulations, agreement, vote of shareholders or disinterested directors or otherwise.

         Article V of the registrant's Code of Regulations, as amended, requires the registrant to indemnify any officer, director or other person, to the fullest extent provided by, or permissible under, Section 1701.13(E).

         The registrant has entered into indemnification agreements (the "Indemnification Agreements") with the current directors and certain executive officers of the registrant and expects to enter into similar agreements with its director and certain executive officers elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnification Agreements, the registrant will indemnify a director or executive officer of the registrant (the "Indemnitee") if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a director or executive officer of the registrant, or is or was serving at the request of the registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee, in connection with the defense or settlement of such proceeding. Indemnification is only available if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the registrant. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnification Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the registrant with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnification Agreements provide various procedures and presumptions in favor of the Indemnitee's right to receive indemnification under the Indemnity Agreement.

         Under the registrant's Executive Liability and Defense Coverage Insurance Policy, each director and each executive officer of the registrant are insured against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elyria, State of Ohio, on this 17th day of October, 2003.


                                       INVACARE CORPORATION

                                       By: /s/ A. Malachi Mixon, III
                                           -------------------------------------
                                           A. Malachi Mixon, III
                                           Chairman of the Board
                                           and Chief Executive Officer
                                           (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 17, 2003.


                       SIGNATURE                                                  TITLE
                       ---------                                                  -----

     /s/ A. Malachi Mixon, III                                Chairman of the Board
-----------------------------------------------------         and Chief Executive Officer
A. Malachi Mixon, III                                         (Principal Executive Officer)


     /s/ Gregory C. Thompson                                  Senior Vice President
-----------------------------------------------------         and Chief Financial Officer
Gregory C. Thompson                                           (Principal Financial and Accounting Officer)


     /s/ Gerald B. Blouch                                     Director
-----------------------------------------------------
Gerald B. Blouch


     /s/ Joseph B. Richey, II                                 Director
-----------------------------------------------------
Joseph B. Richey, II


     /s/ James C. Boland                                      Director
-----------------------------------------------------
James C. Boland


     /s/ Michael F. Delaney                                   Director
-----------------------------------------------------
Michael F. Delaney



     /s/ Whitney Evans                                        Director
-----------------------------------------------------
Whitney Evans


     /s/ C. Martin Harris, M.D.                               Director
-----------------------------------------------------
C. Martin Harris, M.D.


     /s/ Bernadine P. Healy, M.D.                             Director
-----------------------------------------------------
Bernadine P. Healy, M.D.


     /s/ John R. Kasich                                       Director
-----------------------------------------------------
John R. Kasich


     /s/ Dan T. Moore, III                                    Director
-----------------------------------------------------
Dan T. Moore, III


     /s/ William M. Weber                                     Director
-----------------------------------------------------
William M. Weber

                              INVACARE CORPORATION
                                  EXHIBIT INDEX


     Exhibit                                    Exhibit
     Number                                   Description
     -------                                  -----------
    4.1           Amended and Restated Articles of Incorporation of the Company, as amended. (A)
    4.2           Code of Regulations of the Company, as amended through May 22, 1996. (B)
    4.3           Specimen Share Certificate for Common Shares, as revised. (C)
    4.4           Rights Agreement between the Company and the Rights Agent, dated July 7, 1995. (D)
    4.5           Invacare Corporation 2003 Performance Plan. (x)
    5.1           Opinion of Calfee, Halter & Griswold LLP as to the validity of the Common Shares. (x)
    23.1          Consent of Ernst & Young LLP. (x)
    23.2          Consent of Calfee,  Halter &  Griswold  LLP  (included  in  Exhibit  5.1 of this  Registration
                  Statement).

------------------

(A) Incorporated herein by reference to the appropriate exhibit to the Company's Definitive Proxy Statement used in connection with the Annual Meeting of Shareholders held on May 22, 1996.
(B) Incorporated herein by reference to the appropriate exhibit to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1996.
(C) Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-3 (Reg. No. 33-40168), effective as of April 26, 1991.
(D) Incorporated herein by reference to the appropriate exhibit to the Company's registration statement on Form 8-A, dated July 18, 1995.
(x)      Filed herewith.

                                      E-1